10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Funds' 10f-3 procedures for the period May 1, 2003 through April 30, 2004.

Fund
Income Advantage Fund
Security
Evergreen Resources Inc
Date

3/5/2004

Cost

$1,398,903

% of Offering Purchase
0.705%
Broker
Goldman, Sachs & Co.
Underwriting Broker
Goldman, Sachs & Co.
BNP PARIBAS
UBS Financial Services, Inc.
Wachovia Securities, Inc.
Banc One Capital Markets, Inc.


Fund
Income Advantage Fund
Security
IMAX Corp
Date

11/19/2003

Cost

$3,950,000

% of Offering Purchase

2.469%

Broker

Credit Suisse First Boston LLC
Underwriting Broker
Credit Suisse First Boston LLC
Jefferies & Company, Inc.
Wachovia Capital Markets, LLC
U.S. Bancorp Piper Jaffray


Fund
Income Advantage Fund
Security
Western Wireless Corp
Date

7/11/2003

Cost

$5,285,000

% of Offering Purchase
0.881%
Broker
Goldman, Sachs & Co.
Underwriting Broker
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Wachovia Capital Markets, LLC


Fund
Income Advantage Fund
Security
Royal Caribbean Cruises Ltd
Date

5/6/2003

Cost

$1,986,780

% of Offering Purchase
0.800%
------
Broker
Goldman, Sachs & Co.
Underwriting Broker
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Banc of America Securities LLC
Scotia Capital (USA) Inc.
Wachovia Securities, Inc.


Fund
Income Advantage Fund
Security
Sinclair Broadcast Group
Date

5/14/2003

Cost

$7,900,500

% of Offering Purchase
7.50%
Broker
J.P. Morgan Securities Inc.
Underwriting Broker
J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
Wachovia Securities, Inc.
Bear, Stearns & Co. Inc.
UBS Warburg LLC